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                                                EXHIBIT 99



                           EXHIBIT INDEX



     Exhibit
     Number                 Description


       4(a)    Copy of First Amended Line of Credit Loan
               Agreement providing for the Issuance of a Line of Credit Note in the amount of $20,000,000.

       4(b)    Copy of Line of Credit Note Under First
               Amended Line of Credit Loan Agreement

         15 Letter from independent public accountants pursuant to paragraph (d) of Rule 10-01 of Regulation S-X (incorporated by reference to Independent Accountants' Review Report at page 2 hereof).

         20    Report to Stockholders for the six months ended
               March 31, 1995.

         27    Financial Data Schedule for the nine months ended
               March 31, 1995.